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                                                                    EXHIBIT 99.1

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                           N E W S   R E L E A S E
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[LOGO OF PS GROUP INC.
 APPEARS HERE]


FOR IMMEDIATE RELEASE
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                  PS GROUP, INC. TO SEEK SHAREHOLDER APPROVAL
                       OF HOLDING COMPANY REORGANIZATION
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                Purpose is to Impose Share Transfer Restrictions
                   to Help Preserve Substantial Tax Benefits


     SAN DIEGO, CA, FEBRUARY 9, 1996 -- PS Group, Inc. (NYSE Symbol: PSG) announced today that its Board of Directors has decided to seek shareholder approval of a holding company reorganization that will result in the company becoming a wholly-owned subsidiary of a new NYSE-listed Delaware corporation called PS Group Holdings, Inc.

     The sole purpose of the proposed reorganization is to help preserve PS Group's substantial net operating loss and investment tax credit carryforwards and other tax benefits for use in offsetting future taxable income by decreasing the risk of an "ownership change" for federal income tax purposes. This will be accomplished by imposing certain restrictions on the transfer of the new holding company's stock. These restrictions will be similar to those imposed by several other public companies for the purpose of preserving their tax benefits against an "ownership change."

     As previously reported, certain federal income tax regulations could severely limit future usage of PS Group's tax carryforwards and credits. These limitations would apply if there were an "ownership change," as defined by the applicable regulations, over any three-year period. The "ownership change" calculation, which is complex, is heavily influenced by changes in shares held by owners of 5% or more of PS Group stock. While an "ownership change" has not occurred (estimated cumulative change is in excess of 30% as of December 31, 1995), there is a risk that future changes, primarily involving present or future holders of 5% or more of PS Group's shares, could result in an "ownership change" as calculated for federal income tax purposes.

     Generally, PS Group has no control over purchases or sales by investors who acquire 5% or more of PS Group's shares. However, the reorganization is being proposed to reduce the risk of an "ownership change" occurring by restricting transfers that would be taken into consideration in making the relevant calculation.

     In general, and subject to an exemption for certain dispositions of shares by presently-existing 5% shareholders of PS Group, if the proposed reorganization is consummated, the transfer restrictions will prohibit, without prior approval of the board of directors of the new holding company, the direct or indirect disposition or acquisition of any stock of the holding company by or to any holder who owns (either directly or through the tax attribution rules) 5% or more of the holding company's stock or would do so upon the disposition or acquisition.
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     These restrictions will be intended to bind all holders of shares of PS
Group common stock outstanding at the effective time of the proposed reorganization and will apply both to shares of common stock of the new holding company issued in exchange for those shares of PS Group outstanding at such effective time and to shares of common stock of the new holding company issued subsequently.

     Transfers of shares of PS Group common stock occurring prior to the effective time of the proposed reorganization will not be restricted and all holders of PS Group common stock as of such effective time will receive shares of the new holding company in exchange for their PS Group shares. However, subsequent dispositions of those holding company shares will be subject to the transfer restrictions. Accordingly, if the proposed reorganization is consummated, persons who become "5% shareholders" of PS Group for purposes of the applicable federal income tax regulations on or after February 9, 1996 and prior to the consummation of the proposed reorganization will be prohibited from disposing of their shares in the new holding company while the transfer restrictions are in effect unless the express consent of the board of directors of the new holding company is obtained.

     In contrast, the restriction on disposition of shares of the new holding company will not apply to certain dispositions of shares by "preexisting 5% shareholders." This term will include specified persons who, prior to February 9, 1996, have made SEC filings reporting their ownership of 5% or more of PS Group common stock. It will also include any person not presently known to PS Group as a 5% shareholder who establishes to the satisfaction of the new holding company's board that such person was a direct or indirect owner of 5% or more of PS Group common stock (for purposes of the applicable federal income tax regulations) on February 8, 1996. These "preexisting 5% shareholders" will be permitted to transfer those shares of the new holding company that were issued in the proposed reorganization in exchange for the shares of PS Group they owned on February 8, 1996 provided, in general, such transfers do not result in a new holder of 5% of the stock or increase the ownership percentage of an existing holder of 5%. In addition, transfers of interests in entities (such as Berkshire Hathaway Inc. and ESL Partners, L.P.) that are preexisting 5% shareholders (as distinct from transfers of shares of the new holding company owned by such entities) will not be restricted.

     The extent of the actual future utilization of PS Group's tax benefits is subject to inherent uncertainty inasmuch as the utilization depends on the amount of otherwise-taxable income against which PS Group will be able to utilize the tax benefits in future years. Accordingly, even though the proposed reorganization, if consummated, will reduce the risk that an "ownership change" will occur that could limit PS Group's ability to use the tax benefits, there can be no assurance that PS Group will have sufficient taxable income in future years to actually use the tax benefits before they would otherwise expire. Nevertheless, if the proposed reorganization is consummated, the transfer restrictions on the shares of the new holding company will remain in effect for at least fifteen years unless the new company's board determines that they are no longer needed to preserve the company's tax benefits.

     The proposed reorganization will be submitted for approval at the 1996 Annual Meeting of Stockholders of PS Group, expected to be held in May. Prior to the Annual Meeting, shareholders will receive a proxy statement that will also constitute the prospectus of the new holding company covering the shares to be issued in the proposed reorganization. The proposed reorganization will require the approval of a majority of the shares of PS Group common stock outstanding on the record date to be fixed for the Annual Meeting. No appraisal rights will be available in connection with the transaction.
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     If the proposed reorganization is consummated, each common share of PS
Group will be converted on a tax-free basis into the right to receive one common share of the new holding company and outstanding stock options will be correspondingly adjusted. Except for the transfer restrictions, the new shares will have substantially identical terms to the old shares and the transaction is conditioned on such shares being listed on the New York and Pacific Stock Exchanges like PS Group common stock. The new holding company will have the same directors and officers as PS Group and its consolidated financial position will be identical to that of PS Group.

     PS Group has filed with the Securities and Exchange Commission a preliminary version of the proxy statement/prospectus, to be distributed to shareholders in connection with the 1996 Annual Meeting. That document is publicly available and includes the text of the proposed transfer restrictions. However, the offering of the new shares will be made under the federal securities laws only pursuant to the definitive version of that document declared effective by the Securities and Exchange Commission.

     This press release may be deemed to contain certain forward-looking statements with respect to the financial condition of PS Group, Inc. which involve risks and uncertainties including, but not limited to, the availability of the tax benefits referred to herein, the amount of otherwise-taxable income against which such benefits may be offset, and the effect of the proposed transfer restrictions referred to herein in reducing the risk of a loss of such benefits. Further information on potential factors which could affect the financial results of PS Group, Inc. and, following the proposed reorganization, the new holding company are included in the filings of PS Group, Inc. with the Securities and Exchange Commission.

                                     * * *



                                    CONTACT:

     Lawrence A. Guske                                  Daniel H. Burch
     PS Group, Inc.                                     MacKenzie Partners, Inc.
     (619) 546-5004                                     (212) 929-5748